UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2023

Kismet Acquisition Two Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40077	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204 Newark, Delaware	19715
(Address of principal executive offices)	(Zip Code)

(302) 738-6680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Redeemable Warrant	KAIIU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.001 per share	KAII	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50, subject to adjustment	KAIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 13, 2023, Kismet Acquisition Two Corp., a Cayman Islands exempted company (the “Company”), received a deficiency notice from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that, as a result of the resignation of Verdi Israelyan from the board of directors of the Company (the “Board”) and the audit committee of the Board (“Audit Committee”) on September 5, 2022, the Company is no longer in compliance with the continued listing requirements set forth in Nasdaq Listing Rule 5605 regarding the composition of the Audit Committee, because the Audit Committee is now comprised of only two members instead of the required three members.

The notice from Nasdaq further provided that, consistent with Nasdaq Listing Rules 5605(c)(4), Nasdaq will provide the Company with a cure period in order to regain compliance with such rule as follows: (i) until the earlier to occur of the Company’s next annual shareholders’ meeting or September 5, 2023; or (ii) if the next annual shareholders’ meeting is held before March 6, 2023, then the Company must evidence compliance no later than March 6, 2023.

The Company expects to regain compliance with Nasdaq Listing Rule 5605 prior to the expiration of the cure period provided by Nasdaq.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KISMET ACQUISITION TWO CORP.

Date: February 16, 2023	By:	/s/ Dimitri Elkin
Name: Dimitri Elkin
Title: Chief Executive Officer

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